Exhibit 23.2

Silberstein Ungar, PLLC CPAs and Business Advisors
Phone (248) 331-5465
Fax (248) 281-0940
20750 Civic Center Drive, Suite 418
Southfield, MI 48076

January 27, 2016

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Pacific Gold Corp.

Las Vegas, Nevada

To Whom It May Concern:

Silberstein Ungar, PLLC hereby consents to the use in the Form 10-K, Annual Report under Section 13 or 15(d) of the Securities Exchange Act of 1934, filed by Pacific Gold Corp. of our report dated March 28, 2014, relating to the consolidated financial statements of Pacific Gold Corp. as of and for the year ending December 31, 2013.

Sincerely,

/s/ Silberstein Ungar, PLLC

Silberstein Ungar, PLLC

Southfield, MI